UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

October 21, 2014

Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information included or incorporated by reference in Item 2.03 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 1.01 of this Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 21, 2014, Stewart Information Services Corporation (“SISCO”), entered into a credit agreement (the “Credit Agreement”) with Compass Bank, as Administrative Agent, and the Lenders party thereto.  Capitalized terms used and not defined in this Item 2.03 have the meanings given to such terms in the Credit Agreement.

The Credit Agreement provides for a $125 million unsecured revolving credit facility (the “Credit Facility”).  The Credit Facility may be used for general corporate purposes, including acquisitions. Borrowings totaling $60 million, primarily related to acquisitions, that were outstanding under a prior revolving credit agreement are now outstanding under the Credit Facility. The prior agreement has been terminated. The Credit Facility matures on October 21, 2019 (the “Maturity Date”).  SISCO must repay the outstanding principal amount of all borrowings, together with all accrued but unpaid interest thereon, on the Maturity Date.  SISCO may at any time request an increase in the amount of the facility of up to an additional $50 million.

The Credit Facility is guaranteed by Stewart Title Company and Stewart Lender Services, Inc (together with SISCO, “the Obligors”).

Borrowings under the Credit Facility may, at SISCO’s election, bear interest at either (a) an Alternate Base Rate plus the Applicable Rate (“ABR Borrowing”) or (b) LIBOR plus the Applicable Rate (“Eurodollar Borrowing”).  The Applicable Rate ranges from .50% to 1.00% per annum for ABR Borrowings and 1.50% to 2.00% per annum for Eurodollar Borrowings based on SISCO’s consolidated  Leverage Ratio (discussed below).

A Commitment Fee accrues at a rate per annum ranging from 0.25% to 0.35% (based on the Leverage Ratio) on the average daily unused portion of the Commitment of the Lenders.

The Credit Agreement contains customary affirmative covenants, including, among others, covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations.  Further, the Credit Agreement contains customary negative covenants limiting the ability of the Obligors to, among other things, incur debt, grant liens, make investments, effect certain fundamental changes, make certain asset dispositions, and make certain restricted payments.  The Credit Agreement also contains certain consolidated financial covenants providing that (a) the ratio of EBITDA to fixed charges (as defined in the Credit Agreement) not be below 1.25 to 1.00 on a trailing four-quarter basis (the “Fixed Charge Ratio”); (b) the ratio of total Indebtedness to EBITDA for the prior four consecutive quarters must not be greater than 2.25 to 1.00 (the “Leverage Ratio”); and (c) Capital Expenditures in the aggregate for SISCO consolidated in any calendar year may not exceed $20 million, with certain allowances for carryover of unused amounts.

The foregoing summary of the material terms of the Credit Agreement and the transactions contemplated thereby is qualified in its entirety by the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and such exhibit is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of October 21, 2014, among SISCO, Compass Bank, as Administrative Agent and Lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ J. Allen Berryman
J. Allen Berryman, Chief Financial Officer, Secretary, Treasurer and Principal Financial Officer

Date: October 23, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of October 21, 2014, among SISCO, Compass Bank, as Administrative Agent and Lenders party thereto.